UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 7, 2004

Intermix Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26355	06-1556248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Center Drive, Suite #300 Los Angeles, California	90045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(310) 215-1001

eUniverse, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2004, Intermix Media, Inc. (the “Company”), FL Acquisition Corp., Focalex, Inc. (“Focalex”), Jonathan A. Lieberman and Seth W. Lieberman entered into an agreement and plan of merger (the “Acquisition Agreement”) under which the Company will acquire Focalex. Focalex is a Massachusetts-based online advertising and affiliate marketing company. Under the terms of the Acquisition Agreement, the Company has agreed to pay approximately $2.6 million in cash and will issue 548,000 shares of Company common stock for the Focalex equity securities. The aggregate acquisition consideration is $4.1 million based on the October 7, 2004 closing market price for the Company’s common stock. The final purchase price will depend on the price of the Company’s common stock on the date of closing and the amount of cash that Focalex has at closing.

The acquisition is subject to customary closing conditions, including financing conditions, and is expected to close in November 2004. The Company intends to finance the cash portion of the purchase price and is evaluating bank financing to complete the acquisition. The Company is not able to determine the terms or conditions under which a bank line will be available, if at all. If a bank line or other financing is not available on terms and conditions that are acceptable to the Company by November 5, 2004, the Company has the option to terminate the Acquisition Agreement and will forfeit a $150,000 deposit paid to Focalex.

Other than employment agreements with certain Focalex personnel offering post-acquisition employment on terms similar to those of other Company employees providing equivalent services, at the time of the acquisition there were no material relationships between Focalex or any of its stockholders and the Company or any Company affiliate.

The foregoing description of the terms of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement filed as Exhibit 2.1 to this Form 8-K.

Item 7.01 Regulation FD Disclosure.

On October 12, 2004, the Company issued a press release announcing the acquisition of Focalex. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.	Description
	2.1	Agreement and Plan of Merger, dated October 7, 2004, by and among Intermix Media, Inc., FL Acquisition Corp., Focalex, Inc., Jonathan A. Lieberman and Seth W. Lieberman

	99.1	Press release issued by Intermix Media, Inc. on October 12, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2004	Intermix Media, Inc.

	By:	/s/ Thomas J. Flahie
Thomas J. Flahie Chief Financial Officer